As filed with the Securities and
Exchange Commission on December 18, 1998     Registration No. 333-_____
______________________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                      ______________________

                             FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                      _______________________

                  MERIDIAN INSURANCE GROUP, INC.
      (Exact name of registrant as specified in its charter)

                 INDIANA                           35-1689161
      (State or other jurisdiction
(I.R.S. Employer
               of incorporation or organization)
Identification No.)

       2955 NORTH MERIDIAN STREET
                P.O. BOX 1980
           INDIANAPOLIS, INDIANA                   46206-1980
(Address of Principal Executive Offices)
(Zip Code)

            MERIDIAN INSURANCE GROUP, INC. 401(K) PLAN
                                     (Full title of the plan)

                         J. MARK MCKINZIE
                      2955 NORTH MERIDIAN STREET
                             P.O. BOX 1980
                   INDIANAPOLIS, INDIANA  46206-1980
                              (Name and address of agent for service)

                          (317) 931-7000
                   (Telephone   number,  including  area  code,  of  agent  for
service)

                             Copy to:
                         TIBOR D. KLOPFER
                            BAKER & DANIELS
                 300 NORTH MERIDIAN STREET, SUITE 2700
                      INDIANAPOLIS, INDIANA 46204
                            (317) 237-0300

                    CALCULATION OF REGISTRATION FEE

 TITLE OF SECURITIES    AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
  TO BE REGISTERED     REGISTERED (1)    OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION FEE
                                              SHARE (2)             PRICE (2)
Common Shares,          25,000 shares         $17.6250             $440,625.00            $122.49
without par value


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register such interests.

(2) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Shares as reported by the Nasdaq National Market on December 14, 1998, which was $17.6250 per share.

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     *Information required by Part I of Form S-8 to  be  contained  in  the
Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-11413), and the information set forth under the caption "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A filed pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 0-11413), including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements are contained in the annual report described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.

     The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 2955 North Meridian Street, P.O. Box 1980, Indianapolis, Indiana 46206-1980, telephone (317) 931-7000.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Chapter 37 of the Indiana Business Corporation Law empowers a corporation to indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against reasonable expenses (including counsel fees), judgments, fines (including any excise tax assessed with respect to an employee benefit plan), penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding (i) if he acted in good faith and (ii) in the case of conduct in his official capacity with the corporation, if he reasonably believed his conduct was in the best interests of the corporation or, in all other cases, if he reasonably believed his conduct was at least not opposed to the best interests of the corporation (or with respect to an employee benefit plan, if he reasonably believed his conduct was in the interests of the participants in and beneficiaries of the plan), and (iii) with respect to any criminal action or proceeding, if he had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

     Chapter 37 further provides that a corporation shall, unless limited by its articles of incorporation, indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection therewith. Chapter 37 expressly states that the indemnification thereby provided does not exclude any other rights to indemnification to which a person may be entitled. Chapter 37 empowers a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Chapter 37. Finally, Chapter 37 empowers a corporation, under certain circumstances, to advance to an individual expenses incurred in connection with an action, suit or proceeding prior to the final disposition thereof; and empowers a court of competent jurisdiction, in certain cases, to order indemnification of a director or officer irrespective of whether the director or officer met the standards of conduct set forth above.

     Reference is made to Section 7.01 of Article VII of the Restated Articles of Incorporation of the registrant concerning indemnification of directors and officers.

     The registrant has obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the registrant against certain losses caused by an error, misstatement or misleading statement, wrongful act, omission, neglect or breach of duty by them or any matter claimed against them in their capacities as directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.   EXHIBITS

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits at page 8.

     The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

          (i)  To  include  any  prospectus  required  by Section
               10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental
               change   in  the  information  set  forth  in  the
               Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar  as  indemnification   for   liabilities   arising  under  the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 17, 1998.

                              MERIDIAN INSURANCE GROUP, INC.


                              By:         /S/ NORMA J. OMAN
                                   Norma J. Oman, President and
                                   Chief Executive Officer


                         POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Norma J. Oman and Steven R. Hazelbaker, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Norma J. Oman and Steven R. Hazelbaker, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

            SIGNATURE                           TITLE                           DATE
/S/ NORMA J. OMAN                President, Chief Executive Officer December 17, 1998
Norma J. Oman                    and Director (Principal Executive
                                 Officer)
/S/ STEVEN R. HAZELBAKER         Vice President, Chief Financial    December 17, 1998
Steven R. Hazelbaker             Officer and Treasurer (Principal
                                 Financial and Accounting Officer)
/S/ JOSEPH D. BARNETTE, JR.      Director                           December 17, 1998
Joseph D. Barnette, Jr.
                                 Director
John T. Hackett
/S/ RAMON L. HUMKE               Director                           December 17, 1998
Ramon L. Humke
/S/ SARAH W. ROWLAND             Director                           December 17, 1998
Sarah W. Rowland
/S/ HAROLD C. MCCARTHY           Director                           December 17, 1998
Harold C. McCarthy
/S/ THOMAS H. SAMS               Director                           December 17, 1998
Thomas H. Sams
/S/ DAVID M. KIRR                   Director                        December 17, 1998
David M. Kirr
/S/ JAMES D. PRICE                  Director                        December 17, 1998
James D. Price

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on December 17, 1998.

                         MERIDIAN INSURANCE GROUP, INC. 401(K) PLAN


                         By:  Meridian   Insurance   Group,   Inc.  Pension
Committee

                                       /S/ NORMA J. OMAN
                              Norma J. Oman, Member

                                   /S/ STEVEN R. HAZELBAKER
                              Steven R. Hazelbaker, Member

                               /S/ MARGO TOWNSEND
                              Margo Townsend, Member

                                        /S/ LEON NEDDO
                              Leon Neddo, Member

                         INDEX TO EXHIBITS

     EXHIBIT NO.                                     DESCRIPTION OF EXHIBIT
        4(c)                      Meridian Insurance Group, Inc. 401(k) Plan.  (Incorporated by
                                  reference to Exhibit 4(c) to the Registrant's Registration
                                  Statement on Form S-8 (Registration No. 333-42771.)
23                                Consent of PricewaterhouseCoopers LLP.
24                                Powers of Attorney (included on the Signature Page of the
                                  Registration Statement).